Exhibit 10.8
PLEXUS CORP.
VARIABLE INCENTIVE COMPENSATION PLAN
(as amended through September 29, 2010)
PLEXUS LEADERSHIP TEAM
PLAN OBJECTIVES
The primary objectives of the Variable Incentive Compensation Plan (Plan) are to reward results delivered by plan participants that enhance shareholder value and to assist Plexus Corp. (Plexus) to attract, retain and motivate highly qualified and talented executives. The Plan provides annual variable incentive compensation opportunities to participants for the achievement of specified financial performance and other significant results that contribute to the overall success of Plexus. Increasing revenues, improving financial returns on capital employed, and achieving specific personal objectives are the three performance elements of this Plan.
PLAN YEAR
The Plan Year is effective for each Plexus fiscal year, unless and until terminated or modified.
ELIGIBILITY FOR PLAN PARTICIPATION
Participation in this Plan is limited to the members of the Plexus Leadership Team.
INCENTIVE PLAN COMPENSATION
Plan awards are to be calculated based upon the Plan Year base salary (e.g., salary excluding bonuses, paid commissions, reimbursed relocation expenses, or any other special pay, but including amounts deferred) of each participant adjusted for pro-rations as applicable (See Award Payment Timing and Eligibility, below). Incentive awards are calculated for each position (job) a participant holds through the plan year and are pro-rated accordingly based on calendar weeks in each position (FY 2010 = 52 weeks).
INCENTIVE PLAN PERFORMANCE MEASURES
The incentive performance measures, each of which stands independently of the others with regard to award opportunities, are:
•	Revenues: Total Fiscal Year Net Sales of Plexus Corp.

•	Return on Average Capital Employed (ROCE): Annual Operating Income for the Fiscal Year divided by Average Capital Employed. Where,
•	Operating Income: As reported in the company’s audited income statement for the Fiscal Year adjusted, if necessary, to eliminate stock-based employee compensation expense and non-recurring or unusual charges.

•	Average Capital Employed: The 5 point average of the prior Fiscal Year end and the quarterly current Fiscal Year Capital Employed balances.
•	Capital Employed: Total Assets (minus Cash and Short-Term Investments) less non-interest bearing Current and Non-current Liabilities.
•	Objectives: Individual participant objectives that relate to measurable personal or site/location/team group goals for the plan year; typically the number of goals should be limited to 3 to 5, which have been developed with, reviewed by and approved by the participant’s supervisor.

INCENTIVE PLAN PERFORMANCE AND REWARD OPPORTUNITIES
Incentive compensation is paid based on the following achievement levels:

Component	Threshold			Payout	50% Opportunity			Payout	Full Opportunity			Payout
Revenue	$	*		0%	$	*		40%	$	*		*	%
ROCE		*	%	0%		*	%	40%		*	%	*	%
Personal Objectives				0%				20%				*	%
Total Incentive = Revenues + ROCE + Objectives				0%				100%				200%

[*	Specific threshold, 50% opportunity and full opportunity amounts, and percentages allocated to each component, are the same for each participant and determined with the approval of the Compensation and Leadership Development Committee; that information shall be communicated to eligible participants. All year references herein will be deemed to refer to the appropriate Fiscal Year and numbers in this matrix will be re-set for such years.]
•	Threshold: Below the Revenue and/or ROCE Thresholds, only personal objectives awards can be earned. Revenue and ROCE measures begin producing incentive awards for above Threshold achievement.

•	Full Opportunity: Full Opportunity for Revenue and ROCE measures relate to the relevant Fiscal Year financial plan. Personal objectives relate to individual participant performance and may reflect personal, location, site, functional group, or other measurable objectives. Awards will be pro-rated on a straight-line basis for performance that falls between Threshold and Full Opportunity achievement.
Note: No award will be paid for any component if the company incurs a net loss for the fiscal year (excluding non-recurring or unusual charges).
AWARD PAYMENT TIMING AND ELIGIBILITY
Eligible participants will receive earned incentive awards on or around December 10 of the subsequent fiscal year (Payment Date). Adjustments occur under the following circumstances:
•	Participant Transfer: Awards will be pro-rated for participants who transfer between company organizations (sites, locations, functional groups, SBU’s, etc.) based upon time spent in each job.

•	Participant Status Change: Participants changing status (to/from eligible/ineligible position) are to be pro-rated by eligible weeks on the company payroll divided by the number of weeks of the plan year (FY 2010 = 52 weeks).

•	Employment/Re-employment: New or rehired employees who enter the Plan after the start of the Plan Year will receive a pro-rated award based on the time actually in the Plan.

•	Employment Termination: Plan participants who leave the employ of Plexus (whether voluntarily or involuntarily) prior to the end of the current Fiscal Year, except in the case of retirement, disability, death or approval by the CEO, forfeit all rights to incentive awards accrued during the Plan Year. Plan participants will be ineligible for an award under this Plan if their employment with Plexus is terminated for cause at any time prior to the Payment Date. Plan participants active as of the last day of the Fiscal Year will receive an award based on time actually spent in the Plan.

•	Retirement, Disability, or Death: “Retirement” means eligible for retirement under Plexus Corp.’s retirement guidelines. Disability means eligible for disability benefits and unable to continue in the employ of the company due to such disability. In the event of death, any payable award will be paid to the participant’s beneficiary(ies), or to the estate in the event that no beneficiary is named, following the end of the Plan Year. Awards for participants who leave due to retirement, disability or death will be pro-rated by eligible weeks on the company payroll divided by the number of weeks of the plan year (FY 2010 = 52 weeks).

•	Non-performing Employees: If at any time during the plan year an individual’s performance is not satisfactory and the participant is on a formal written performance improvement plan, such participant may be removed from this Plan, and either no award or a reduced award will be paid to the individual. Approval of such action will be made by the CEO subject to the final approval of the Compensation and Leadership Development Committee of the Board.

•	Leaves of Absence: Awards for participants who are on an unpaid Leave of Absence will be pro-rated for the ROCE and Revenue components based upon eligible calendar weeks on the company payroll divided by the number of weeks of the plan year (FY 2010 = 52 weeks).
COMMUNICATION
Each participant will receive a copy of this plan document and a Participant Award Opportunity Summary.
ADMINISTRATION
Overall policy direction shall be provided by the Board of Directors. Plan administration shall be the responsibility of the CEO with support and guidance from the Compensation and Leadership Development Committee of the Board of Directors.
EXCEPTIONS AND REVISIONS
It is conceivable that there may be particular situations which are not properly accommodated by the regular criteria and boundaries of the prevailing incentive program, (e.g. the effect that an acquisition, a secondary stock offering, or the like may have on Plexus’ financial performance). Should such situation(s) occur, the CEO will recommend appropriate adjustments to the Compensation and Leadership Development Committee of the Board of Directors. If adjustments are made, the reason for such adjustments will be set forth in the Committee’s Minutes and communicated to Plan participants. Nothing in this plan document or associated communications in any way promises or guarantees the compensation or employment of any participant with Plexus Corp. or any successor or related company(ies).